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                                 EXHIBIT 23(b)

                        CONSENT OF HENRY & PETERS, P.C.

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                        CONSENT OF HENRY & PETERS, P.C.


         We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated May 17, 1994, on our audits of the statements of net assets available and changes in net assets as of and for the years ending December 31, 1993 and 1992 of TCA Deferred Savings and Retirement Plan, which report is included in the Company's Annual Report on Form 11-K for the year ended December 31, 1993.

                                        /s/ Henry & Peters, P.C.





Tyler, Texas
October 7, 1994